Exhibit 10.9

March 11, 2025

Jeff Sevigny

[**********]

[**********]

Switzerland

Re: Assignment with Globalization Partners

Dear Jeff,

On behalf of Rapport Therapeutics, Inc. (the “Company”) and in connection with your employment with Globalization Partners to provide services to the Company, I am pleased to confirm that, subject to approval of the Company’s Board of Directors (the “Board”) and your continued assignment to Rapport Therapeutics on the date of grant or issuance, the Company shall grant to you a non-qualified option to purchase 300,000 shares of the Company’s common stock (the “Stock Option Grant”). The exercise price of the Stock Option Grant shares will be at least equal to the fair market value of the Company’s common stock on the date of the grant. The Stock Option Grant will be subject to the standard terms and conditions of the Company’s 2024 Stock Option and Incentive Plan and the applicable equity award agreement (the “Equity Documents”), including with respect to vesting as follows: 25% of the Options shall vest on the first anniversary of your Start Date and an additional 2.08334% per month for the next thirty-six successive months, subject to your continued service to the Company at each such vesting date, such that the Options shall be fully vested upon the fourth (4th) anniversary of your Start Date.

If (i) your employment is terminated by Globalization Partners at the direction of the Company without Cause (as defined in the Addendum) and (ii) the date of such termination (the “Date of Termination”) occurs during the period commencing 3 months prior to a Sale Event (as such term is defined in the Equity Documents) and ending 12 months following such Sale Event (the “Change in Control Period”), and notwithstanding anything to the contrary in any applicable option agreement or other stock-based award agreement, subject to the signing of a general release of claims against the Company and all related persons and entities (the “Release”) and such Release becoming fully effective within the time period set forth in the Release (but in no event more than 60 days after the Date of Termination), all stock options and other stock-based awards held by you that are subject solely to time-based vesting (the “Time-Based Equity Awards”) shall immediately accelerate and become fully vested and exercisable or nonforfeitable as of the later of (i) the Date of Termination (or, if later, the Sale Event) or (ii) the effective date of the Release (the “Accelerated Vesting Date”), provided that in order to effectuate the accelerated vesting contemplated by this subsection, the unvested portion of the Executive’s Time-Based Equity Awards that would otherwise terminate or be forfeited on the Date of Termination will be delayed until the earlier of (A) the later of the effective date of the Release or the date of the Sale Event (at which time acceleration will occur), or (B) the earlier of the date that the Release can no longer become fully effective or, to the extent the Date of Termination occurs prior to a Sale Event, the date that is three (3) months following the Date of Termination if a Sale Event has not been consummated on or prior to such date (at which time the unvested portion of the Executive’s Time-Based Equity Awards will terminate or be forfeited). Notwithstanding the foregoing, no additional vesting of the Time-Based Equity Awards shall occur during the period between the Date of Termination and the Accelerated Vesting Date.

1325 Boylston Street, Suite 401 • Boston, MA, 02251	rapportrx.com

We are also pleased to confirm that, through your employment arrangement with Globalization Partners, your initial target annual incentive compensation shall be 40 percent of your base salary. The actual amount of your annual incentive compensation, if any, shall be determined in the sole discretion of the Board or the Compensation Committee of the Board, subject to the terms of any applicable incentive compensation plan that may be in effect from time to time. Except as may be provided by the Board or the Compensation Committee of the Board or as may otherwise be set forth in the applicable incentive compensation plan, you must be providing services to the Company (whether through a direct employment relationship with the Company or a subsidiary of the Company, or through your employment with Globalization Partners) on the date such incentive compensation is paid in order to earn or receive any annual incentive compensation. Any incentive compensation earned with respect to 2025 shall be prorated based upon the date your employment with Globalization Partners commences.

If your employment is terminated by Globalization Partners at the direction of the Company for Cause, or if you choose to voluntarily end your employment with Globalization Partners (and your assignment to the Company) including if you are unable to perform the role, the notification terms and benefits defined in your contract with Globalization Partners will be applied. If your employment is terminated by Globalization Partners at the direction of the Company without Cause outside the Change in Control Period, which it may do at any time subject to the notification terms in your Globalization Partners contract, the Company will make a one-time payment (either directly to you or through Globalization Partners) in the amount equivalent to (i) 12 months of your base salary and 12 months of allowance and (ii) if such termination occurs with the Change in Control Period, your annual target bonus, in each case, offset by any notice period where you are not required to provide services to the Company and provided you sign the Release and such Release becoming fully effective within the time period set forth in the Release (but in no event more than 60 days after the Date of Termination). You are solely responsible for any tax responsibilities associated with any payments pursuant to this letter agreement.

This paragraph shall apply in the event any payments herein are subject to taxation in the United States taxation. If at the time of your separation from service within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Company determines that you are a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that you become entitled to under this letter agreement or otherwise on account of your separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after your separation from service, or (B) the Executive’s death. To the extent that any payment or benefit described in this letter agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon your termination of employment, then such payments or benefits shall be payable only upon your “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h). Each payment pursuant to this letter agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties intend that this letter agreement will be administered in accordance with Section 409A of the Code and shall be read in such a manner so that all payments hereunder comply with or are exempt from Section 409A of the Code. We look forward to your working with us at Rapport.

1325 1325 Boylston Street, Suite 401 • Boston, MA, 02251	rapportrx.com

Very truly yours,

By:

/s/Kathy Wilkinson
Name: Kathy Wilkinson
Chief People Officer

I have read and accept the terms in this letter.

Jeff Sevigny:	/s/Jeffrey Sevigny	Date:	3/11/2025

1325 1325 Boylston Street, Suite 401 • Boston, MA, 02251	rapportrx.com

Addendum – Definitions for Ending an Assignment for Cause

Rapport may end your assignment to the Company with Globalization Partners for “Cause”. For purposes of this Agreement, “Cause” shall mean any of the following:

(i)
statements or acts by you with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business that results in or is reasonably anticipated to result in harm to the Company;
(ii)
your commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud;
(iii)
your failure to perform his or her assigned duties and responsibilities to the reasonable satisfaction of the CEO which failure continues, in the reasonable judgment of the CEO, for thirty (30) days after written notice given to the Executive describing in reasonable detail such failure;
(iv)
your gross negligence, willful misconduct or insubordination with respect to the Company that results in or is reasonably anticipated to result in harm to the Company; or
(v)
your violation of any (A) material provision of any agreement(s) between the you, Globalization Partners, the Company or any Company policies including, without limitation, agreements relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions or (B) material Company policies related to ethics or workplace conduct.

1325 1325 Boylston Street, Suite 401 • Boston, MA, 02251	rapportrx.com

EXHIBIT A

Employment Contract

(Attached)

Contrat de mise à disposition de Travailleurs à titre principal (travail en régie) entre	Main Employee placement contract between

Globalization Partners Switzerland SA ("G-P")	Globalization Partners Switzerland SA ("G-P")
Route de Frontenex 86 bis, 1208 Genève, Suisse	Route de Frontenex 86 bis, 1208 Genève, Switzerland

L'employeur	as Employer
et	and
Jeffrey [********************************************] [******************************************************]	Jeffrey [********************************************] [*******************************************************]
[******************************************************]	[*******************************************************]

1. Préambule	1. Preamble
1.1. Généralités	1.1. General Information
Le présent contrat de travail a pour objet la location des services du Travailleur à une entreprise tierce (entreprise de mission) en vue d’effectuer le genre de travaux suivants:	The purpose of this employment contract is the placement of the services of the Employee to a third company (Assignment Company) in order to carry out the following type of work:
Directeur, Médical	Director, Medical
Un engagement éventuel du Travailleur dans un établissement de l’entreprise de régie n’est pas exclu.	A potential appointment of the Employee in an establishment of the Employer is not excluded.
Il est conclu pour une durée indéterminée indépendamment des engagements dans les entreprises tierces.	It is concluded for an open-ended period independently of appointments in third companies.
1.2. Convention collective de travail avec déclaration d’extension	1.2. Collective bargaining agreement with declaration of extension
Lorsque l’entreprise de mission est soumise à une convention collective de travail avec	When the assignment company is subject to a collective bargaining agreement with

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

HTTPS: / /G-P.COM

2023.3.CH.V[1]	PAGE 1 OF 14

déclaration d’extension, le bailleur de services doit appliquer aux Travailleurs celles des dispositions de ladite convention qui concernent le salaire et la durée du travail. Si une convention collective de travail étendue prévoit une contribution obligatoire aux frais de formation continue et aux frais d’exécution, les dispositions concernées s’appliquent aussi au bailleur de services, auquel cas les contributions doivent être versées au prorata de la durée de l’engagement. Lorsqu’une entreprise locataire de services est soumise à une convention collective de travail avec déclaration d’extension instituant un régime de retraite anticipée, le bailleur de services est également tenu de respecter ce régime envers le Travailleur.

declaration of extension, the labour leasing company must apply to the Employees those provisions of the said agreement that concern the salary and working hours. If an extended collective bargaining agreement provides for a compulsory contribution to the ongoing training costs and implementation costs, the provisions concerned also apply to the labour leasing company, in which case the contributions must be paid pro rata the length of the appointment. When an Assignment Company is subject to a collective bargaining agreement with declaration of extension putting in place an early pension scheme, the labour leasing company is also bound to respect this scheme towards the Employee.

Si le bailleur de services et ses Travailleurs loués remplissent les conditions de la convention collective de travail étendue relative à la location de services, cette dernière est applicable, à moins que la règlementation de ce contrat ou d’avenant au contrat de mise à disposition soit plus avantageuse pour le Travailleur.

If the labour leasing company and its placed employees meet the requirements of the Swiss Collective Labour Agreement (CCT) about labour leasing, the latter shall apply unless the terms of this Contract or any amendment or assignment under such Contract of this employee placement contract are more favourable to the Employee.

1.3. Début des rapports de travail	1.3. Commencement of working relations
Le présent contrat de travail est conclu le 03/03/2025 pour une durée indéterminée.	This employment contract is concluded on 03/03/2025 for an open-ended period.
1.4. Droit au travail	1.4. Right to Work

La relation de travail est soumise à la condition préalable que l'employé ait le droit légal de travailler en Suisse, ce qui peut inclure la possession d'un permis de travail (« Permis de travail ») qui autorise l'employé à être employé par l’employeur. Le maintien de l'autorisation légale de travailler en Suisse est une obligation matérielle du présent contrat, et la continuation de l'emploi par l’employeur est subordonnée à

The employment relationship is subject to the condition precedent that the Employee has a legal right to work in Switzerland, which may include possessing a work permit ("Work Permit") that entitles the Employee to be employed with the Employer. Maintenance of the Employee’s legal authorization to work in Switzerland is a material obligation of this Agreement, and the Employee’s continued employment by the Employer is

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

HTTPS: / /G-P.COM

2023.3.CH.V[1]	PAGE 2 OF 14

l'obtention et au maintien de cette autorisation légale. L’employé est tenu d'informer immédiatement l’employeur s’il cesse d’être autorisé à travailler en Suisse à tout moment au cours de son engagement.

conditional on obtaining and maintaining this legal authorization. The Employee is required to immediately notify the Employer if the Employee ceases to be entitled to work in Switzerland at any time during the employment.

2. Droits du Travailleur	2. Worker's rights
2.1. Salaire	2.1. Salary
Le salaire mensuel fixe brut est de CHF [*******], payé sur 12 mois.	The monthly gross fixed salary is CHF [*******], paid 12 times.
2.2. Heures supplémentaires, travail supplémentaire	2.2. Overtime, additional work

Le Travailleur est libre de définir son temps de travail. Il doit cependant être à tout moment à la disposition de l'entreprise dans la mesure requise par son poste et dans l'intérêt de l'entreprise. Le Travailleur accepte et reconnaît qu'étant donné la position de cadre supérieur qu'il occupe et le salaire prévu à l'article 2.1, il ne peut prétendre à aucune compensation pour les heures supplémentaires ou excédentaires.

The Employee is free to define their working time. They shall, however, at all times be available to the Company to the extent required by their position and in the interests of the Company. The Employee agrees and acknowledges that given the high managerial position they hold and the Salary provided in Section 2.1, the Employee shall have no claim whatsoever for compensation for any overtime or excesshours..

2.3. Paiement du salaire	2.3. Payment of the salary

Le salaire est versé à la fin du mois (au plus tard le cinquième jour ouvrable du mois suivant), avec les frais et les éventuelles heures supplémentaires. Lorsque la mission dure moins d’un mois, le salaire est versé à la fin de la mission). Le salaire est en règle générale versé sur un compte postal ou bancaire du Travailleur ou à défaut, en espèces ou par chèque, les frais d’encaissement des chèques étant à la charge du Travailleur. Le Travailleur recevra dans tous les cas un décompte détaillé.

The salary is paid at the end of the month (by the fifth working day of the following month at the latest), with expenses and any extra hours/overtime. When the assignment lasts less than one month, the salary is paid at the end of the assignment. Salaries are as a general rule paid into a post office or bank account of the Employee or failing this, in cash or by cheque, the costs of cashing the cheques being borne by the Employee. In all cases the Employee shall receive a detailed breakdown.

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

HTTPS: / /G-P.COM

2023.3.CH.V[1]	PAGE 3 OF 14

2.4. Déductions sociales	2.4. Social contributions
Sont déduits du salaire brut:	Deducted from the gross salary are:
• 5.3% cotisations AVS/AI/APG	• 5.3 %AVS/AI/APG
• 1.1% cotisation AC jusqu’à 148,200 CHF de salaire annuel	• 1.1% AC contributions on annual salary up to 148,200 CHF
• Cotisation assurance-accidents non professionnels (100% de la cotisation est à la charge de l’employé)	• Premium for non-occupational accident insurance (ANP) fully charged to employee
• Cotisation assurance indemnités journalières maladie (50% de la cotisation totale est à la charge de l’employé)	• Premium for sickness loss of income insurance indemnities 50% charged to employee.
•
Cotisation LPP (pour des missions d’une durée indéterminée ou déterminée dépassant trois mois ou à partir du moment où plusieurs missions atteignent une durée cumulée supérieure à trois mois et pour autant que le salaire annuel atteigne au moins 21,510 CHF) 50% de la cotisation totale est à la charge de l’employé.

•
Premium for pension fund (for assignments of an open-ended or fixed period exceeding three months or from the moment when several assignments reach an accumulated period of more than three months and insofar as the annual salary amounts to at least 21,510 CHF) 50% charged to employee.

• 0.032 % assurance maternité genevoise.	• 0.032 % Geneva maternity insurance
• Déductions relatives à d’éventuelles conventions collectives de travail le cas échéant.	• Deductions relating to potential extended collective bargaining agreements.
2.5. Temps d’essai	2.5. Probationary period
Ce contrat ne contient pas une période d'essai.	This contract does not contain a probation period.
2.6. Vacances et jours fériés	2.6. Holidays and bank holidays
2.6.1. Vacances	2.6.1. Holidays
Le droit aux vacances est de 25 jours ouvrables pour les Travailleurs jusqu’à l’âge de 20 ans révolus et dès l’âge de 50 ans révolus pour une durée de travail à temps plein. Pour tous	Entitlement to paid holiday is 25 working days for Employees up to the age of 20 years old and after the age of 50 years old for full-time work. All other Employees (those Employees between 21 and 49

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

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2023.3.CH.V[1]	PAGE 4 OF 14

les autres Travailleurs (Travailleurs âgés de 21 à 49 ans), le droit aux vacances est de 20 jours ouvrables pour une durée de travail à temps plein. En cas de travail à temps partiel, le droit a conge sera réduit proportionnellement.

years old) are entitled to 20 working days for full-time work. In case of part-time work, the leave entitlement will be reduced proportionally.
2.6.2. Jours fériés	2.6.2. Bank holidays

Le Travailleur a droit à la rétribution des jours fériés. A l’exception du 1er août, sont déterminants les jours fériés déclarés officiels par la législation cantonale à laquelle est soumise l’entreprise de mission.

The Employee is entitled to be paid for bank holidays. With the exception of the 1st August, the bank holidays declared as official by the cantonal legislation to which the Assignment Company is subject governs.

2.7. Prestations sociales	2.7. Social security benefits
2.7.1. Accident	2.7.1. Accident

Le Travailleur est assuré contre les accidents professionnels. Le salaire est couvert à hauteur de 80% dès le troisième jour qui suit le jour de l’accident; l’Employeur verse au moins les 80% du salaire pendant le délai d’attente. Lorsque l’horaire de travail hebdomadaire moyen atteint au moins 8 heures, les accidents non professionnels sont couverts.

The Employee is insured for occupational accidents. The salary is covered up to 80% from the third day that follows the day of the accident; the employer pays at least 80% of the salary during the waiting period. When the average weekly working hours reach at least 8 hours, non-occupational accidents are covered.

2.7.2. Maladie	2.7.2. Illness

Une assurance indemnités journalières couvre les pertes de salaire en cas de maladie; le Travailleur touche 80% du salaire dès le 1er jour de maladie et ce pendant 730 jours, sous réserve d’éventuelles limitations ou réserves de l’assurance. A toutes fins utiles, les conditions générales d’assurance sont remises au travailleur. En cas de limitations ou réserves de l’assurance, sans responsabilité de l’employeur, ce dernier reste tenu de payer le salaire en application de l’art. 324a CO (Echelle de Berne).

Per diem insurance covers salary losses in the event of illness; the Employee is thus paid 80% of his salary as from the first day of illness and up to 730 days, subject to any limitations or reservations of the insurance. For all intents and purposes, the insurance’s general conditions are provided to the Employee. In the event of limitations or reservations of the insurance, without liability of the employer, the latter remains obliged to pay the salary in accordance with Art. 324a CO (Berne Scale).

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

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2023.3.CH.V[1]	PAGE 5 OF 14

2.7.3. Service militaire, service civil ou de protection civile	2.7.3. Military service, civil service or civil protection

Le Travailleur a droit, pour le service accompli dans l’armée suisse, le service civil ou de protection civile, à des allocations pour perte de gain (APG). Les prestations APG sont complétées à hauteur de 80% du salaire conformément à l’échelle bernoise, soit durant:

The Employee is entitled, for time served in the Swiss army, civil service or civil protection, to loss of earnings benefits (APG). The APG benefits are supplemented up to 80% of the salary in accordance with the Bern scale, i.e. for:

• 3 semaines pendant la 1re année de service (plus de 3 mois)	• 3 weeks during the 1st year of service (more than 3 months)
• 1 mois pendant la 2e année de service	• 1 month during the 2nd year of service
• 2 mois pendant la 3e et la 4e année de service	• 2 months during the 3rd and 4th year of service
• 3 mois de la 5e à la 9e année de service	• 3 months from the 5th to the 9th year of service
• 4 mois de la 10e à la 14e année de service	• 4 months from the 10th to the 14th year of service
• 5 mois de la 15e à la 19e année de service	• 5 months from the 15th to the 19th year of service
• 6 mois de la 20e à la 25e année de service	• 6 months from the 20th to the 25th year of service
2.7.4. Maternité	2.7.4. Maternity

Les travailleuses ont droit à l'allocation de maternité, conformément à l'article 16b ss de la loi sur les allocations pour pertes de gain, LAPG, si elles ont été assurées obligatoirement au sens de l'assurance-vieillesse et survivants, LAVS, pendant les 9 mois précédant l'accouchement, et qu'au cours de cette période elles ont exercé une activité lucrative durant 5 mois et sont toujours Travailleures à la date de l'accouchement. Si ces conditions ne sont pas remplies, il convient d’examiner si le salaire doit être payé conformément à l'art. 324a CO.

Female Employees are entitled to maternity benefits, in accordance with article 16b ss of the law on loss of earnings benefits (LAPG), if they are insured compulsorily in the meaning of old-age and survivors insurance (LAVS), during the 9 months preceding giving birth and that during this period they have exercised a lucrative activity for 5 months and are still employed on the date of giving birth. Should these conditions not be fulfilled, art. 324a CO might apply.

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

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2023.3.CH.V[1]	PAGE 6 OF 14

Le droit à l'allocation prend effet le jour de l'accouchement. La mère bénéficie d'un congé d'au maximum 14 semaines (Genève : 16 semaines) payées à raison de 80% du revenu moyen de l'activité réalisée avant l'accouchement (l'indemnité journalière s'élève à 196 francs au plus / Genève : 280 francs). L'allocation est versée sous la forme d'indemnités journalières (max. 98 indemnités journalières / Genève : 112). Si la mère reprend son activité lucrative durant cette période, le droit s'éteint de manière anticipée.

The right to benefits takes effect on the day of giving birth. The mother benefits from 14 weeks leave at the most (Geneva: 16 weeks) paid at a rate of 80% of the average income of the activity carried out before giving birth (daily allowance maximum amount 196 CHF – Geneva 280 CHF). The benefit is paid in the form of per diem allowances (maximum 98 per diem allowances/Geneva: 112). If the mother resumes her lucrative activity during this period, the right ceases early.

A Genève, en cas de placement d'un enfant en vue de son adoption, les prestations sont accordées aux futurs parents adoptifs si, à la date du placement, l'enfant a moins de 8 ans révolus, l'enfant n'est pas celui du conjoint, la personne assurée est en possession de l'autorisation provisoire d'adopter et que le parent qui demande l'allocation cesse effectivement le travail pendant le congé d'adoption. Un des deux parents adoptant a droit à un congé d'au maximum 16 semaines payées à raison de 80% du revenu moyen de l'activité réalisée avant l'adoption.

In Geneva, in the event of the placement of a child in view of his/her adoption, the benefits are granted to the future adoptive parents if, on the date of the placement, the child is 8 years and under, the child is not that of the spouse, the insured person is in possession of the temporary authorisation to adopt and the parent who requests the allowance effectively stops working during the adoption period. One of the two adopting parents is entitled to 16 weeks paid leave at the most at a rate of 80% of the average income of the activity carried out before the adoption.

2.7.5. Affiliation à la prévoyance professionnelle	2.7.5. Affiliation to occupational pension planning

Lorsque le Travailleur a été engagé avec un contrat de mise à disposition de Travailleurs à titre principal (travail en régie) de durée indéterminée ou de durée déterminée dépassant trois mois, il doit être affilié à la LPP dès le premier jour des rapports contractuels. Lorsqu’un contrat de mission d’une durée limitée à moins de trois mois est prolongé au-delà de trois mois, le Travailleur doit être affilié à la LPP dès que la prolongation a été convenue. De même, le Travailleur doit être affilié à la LPP dès que

When the Employee has been hired with a main Employee placement contract of an open-ended period or fixed period exceeding three months, he/she must be affiliated with the LPP from the first day of contractual relations. When an assignment contract of a limited period of less than three months is extended beyond the three months, the Employee must be affiliated with the LPP once the extension has been agreed. Likewise, the Employee must be affiliated with the LPP once all of the assignments the he/she has carried out

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

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2023.3.CH.V[1]	PAGE 7 OF 14

l’ensemble des missions qu’il a effectuées atteint une durée totale de plus de trois mois et qu’il n’y a pas plus de trois mois d’interruption entre les missions. Les missions peuvent être effectuées auprès de différentes entreprises locataires de services et ne pas se suivre immédiatement. Les autres conditions telles que le salaire annuel minimum ou l’âge doivent toutefois également être remplies.

reaches a total period of more than three months and there is no more than three months interruption between assignments. The assignments can be carried out with different labour leasing companies and not succeed one another immediately. The other conditions such as the minimum annual wage or age must however also be fulfilled.

2.8. Résiliation des rapports de travail	2.8. Termination of working relations
Le délai de congé applicable en cas de résiliation des rapports de travail est de:	The notice period applicable in the event of termination of working relations is:
• 1 mois pendant la première année de service	• 1 month during the first year of service
• 2 mois de la 2e à la 9e année de service et de	• 2 months from the 2nd to the 9th year of service and
• 3 mois dès la 10e année de service pour la fin d’un mois.	• 3 months from the 10th year of service for the end of one month
2.9. Protection contre les licenciements	2.9. Protection against redundancy
Conformément à l’article 336c CO, l’Employeur ne peut pas résilier le contrat de travail après le temps d’essai:	In accordance with article 336c CO, the employer cannot terminate the employment contract after the probationary period:

a. Pendant que le Travailleur accomplit un service obligatoire, militaire ou dans la protection civile, service féminin de l’armée ou service de la croix rouge en vertu de la législation fédérale, ou encore pendant les quatre semaines qui précédent et qui suivent ce service pour autant qu’il ait duré plus de onze jours;

a. While the Employee fulfils compulsory, military service or serves in civil protection, the women’s army corps or the red cross in terms of Federal law, or during the four weeks that precede and follow this service insofar as it has lasted more than eleven days;

b. Pendant une incapacité de travail totale ou partielle résultant d’une maladie ou d’un accident non imputables à la faute du Travailleur, et cela, durant 30 jours au cours de la première année de service, durant 90 jours de la deuxième à la

b. During a total or partial inability to work resulting from an illness or accident not attributable to the fault of the Employee, and for a period of 30 days during the first year of service, of 90 days from the second to the fifth year of service and for 180 days from the sixth year of service;

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

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2023.3.CH.V[1]	PAGE 8 OF 14

cinquième année de service et durant 180 jours à partir de la sixième année de service;
c. Pendant la grossesse et au cours des seize semaines qui suivent l’accouchement;	c. During pregnancy and during the sixteen weeks after giving birth;

d. Pendant que le Travailleur participe, avec l’accord de l’Employeur, à un service d’aide à l’étranger ordonné par l’autorité fédérale.

Si le congé a été donné avant l’une de ces périodes et si le délai de congé n’a pas expiré avant cette période, ce délai est suspendu et ne continue à courir qu’après la fin de la période.

Lorsque les rapports de travail doivent cesser à un terme, tel que la fin d’un mois ou d’une semaine de travail, et que ce terme ne coïncide pas avec la fin du délai de congé qui a recommencé à courir, ce délai est prolongé jusqu’au prochain terme.

d. While the Employee participates, with the agreement of the employer, in foreign aid service ordered by the federal authority.

If notice was given before one of these periods and if the notice period has not expired before this period, this period is suspended and only continues to be in effect after the end of the period.

If working relations must cease on a date, such as the end of a month or week’s work, and if this date does not coincide with the end of the notice period which has resumed again, this period is extended until the next date.

2.10. Protection des données	2.10. Data protection
L’Employeur ne traite les données du Travailleur conformément à ses obligations légales en tant qu’Employeur et conformément à l’avis de confidentialité remis au Travailleur.	The employer shall process the Employee’s data in accordance with its legal obligations as the employer and consistent with the privacy notice provided to the Employee.
3. Devoirs du Travailleur	3. Duties of the Employee
3.1. Nature du travail à fournir / fonction	3.1. Nature of the work to supply/function:
Directeur, Médical	Director, Medical
3.2. Lieu de travail	3.2. Place of work

Le lieu de travail est le domicile du Travailleur, le siège de l’Employeur ou un autre lieu désigné par l’entreprise de mission ou l’Employeur, ou tout autre lieu en Suisse que le Travailleur peut décider. Il est communiqué au Travailleur en temps utile par un avenant écrit faisant partie

The place of work is the home office of the Employee or as requested by the Assignment Company or Employer or such other location in Switzerland as the Employee may decide. It is communicated to the Employee in due course by a written amendment being an integral part of the

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

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2023.3.CH.V[1]	PAGE 9 OF 14

intégrante du contrat. Le Travailleur est tenu d’accepter la mission qui lui est assignée.	contract. The Employee is bound to accept the assignment assigned to him/her.
3.3. Horaire de travail	3.3. Working hours
Le temps de travail normal est de 40 heures par semaine. La répartition des heures de travail est convenue oralement.	The working hours are 40 weekly hours. The distribution of the working hours is agreed verbally.
3.4. Devoir de diligence	3.4. Due care
Le Travailleur s’engage à accomplir avec diligence et conscience les tâches que lui confie l’entreprise de mission.	The Employee undertakes to fulfil the tasks entrusted to him/her by the assignment company with due care and awareness.
3.5. Directives	3.5. Directives
Le Travailleur observe les directives de l’Employeur et de l’entreprise de mission. Pendant la mission, il se conforme aux usages et au règlement de l’entreprise de mission.	The Employee observes the directives of the Employer and the Assignment Company. During the assignment, he/she complies with the uses and regulations of the Assignment Company.
4.
Disposition complémentaire

Les articles 319 ss de la loi fédérale du 30 mars 1911 complétant le Code civil suisse (Livre cinquième: Droit des obligations), la loi fédérale du 13 mars 1964 sur le travail dans l’industrie, l’artisanat et le commerce (loi sur le travail), la loi fédérale du 6 octobre 1989 sur le service de l’emploi et la location de services, la loi fédérale du 28 septembre 1956 permettant d’étendre le champ d’application de la convention collective de travail, ainsi que le code de procédure civile suisse (CPC) du 19 décembre 2008 s’appliquent à toutes les questions non réglées dans le présent contrat.

4.
Additional provisions

Articles 319 ss of the Federal law of the 30 March 1911 supplementing the Swiss Civil Code (fifth volume: Law of Obligations), the Federal Law of the 13 March 1964 on work in industry, crafts and trade (Labour Law), the Federal Law of the 6 October 1989 on employment service and labour leasing, the Federal law of the 28 September 1956 allowing the scope of application of the collective bargaining agreement to be extended, as well as the Swiss Code of Civil Procedure (CCP) of the 19 December 2008 apply to all questions not answered in this contract.

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

HTTPS: / /G-P.COM

2023.3.CH.V[1]	PAGE 10 OF 14

Les deux parties sont au courant que l’entreprise de mission peut avoir un intérêt légitime à conclure certains contrats avec le Travailleur, notamment en matière de propriété intellectuelle. Si l'Employeur consent par écrit à de tels contrats, il renonce du même coup à ses droits, le cas échéant, en tant qu'Employeur à l'encontre de l'employé en rapport avec l'objet de ces contrats.

Both parties understand that the assignment company may have a legitimate interest in entering certain contracts with the employee, in particular regarding intellectual property. Provided the employer consents in writing to such contracts, the employer waives its rights, if any, as an employer against the employee pertaining to the subject-matter of these such contracts.

5.
Confidentialité – Non divulgation

Le Travailleur reconnaît que son engagement par la Société établira entre eux une relation de confiance, et que l’utilisation ou la divulgation non autorisée de renseignements confidentiels concernant la Société, le groupe G-P, ou des sociétés affiliées existantes ou à créer, ou la clientèle, relatifs aux affaires de celles-ci, à leurs clients, leurs fournisseurs, leurs services, ou à leurs méthodes de travail pourrait porter préjudice à la Société.

Le Travailleur s’engage à conserver strictement confidentiel des documents, données et informations, sous quelque forme que ce soit, notamment ceux concernant:

5.
Confidentiality – Non disclosure

The Employee acknowledges that his engagement by the Company will establish a relationship of trust and that the unauthorized use or disclosure of confidential information about the Company, the G-P group, or existing or future affiliated companies, or the clientele, relating to the business thereof, that of their clients, suppliers, services or work methods may be harmful to the Company.

The Employee agrees to keep strictly confidential documents, data and information in any form including those relating:

- la situation économique et financière de la Société et de son groupe ou de la clientèle, les actions de vente, marketing et de publicité, les secrets commerciaux de la Société et de son groupe ou de la clientèle,

- les processus confidentiels, techniques, secrets de fabrication, savoir-faire, brevets, marques, méthodes, systèmes, capacités opérationnelles, logiciels, matériel, informatique,

- les activités de recherche, développement, création, création de logiciel, inventions,

- to the economic and financial position of the Company and its group or the clientele, the sales, marketing and advertising actions, business secrets, of the Company and its group or the clientele,

- to confidential, technical processes, manufacturing secrets, know how, patents, brands, methods, systems, operational capabilities, software, hardware,

- to research and development work, creation work, software development, inventions,

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

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2023.3.CH.V[1]	PAGE 11 OF 14

appareils, découvertes, concepts, idées, formules, ainsi que toute amélioration ou modification de ceux-ci,

- les listes de clients,

présents et à venir de la Société, du Groupe et de ses sociétés affiliées ainsi que de la clientèle.

Le Travailleur s’engage formellement à ne pas utiliser ni divulguer à qui que ce soit, de tels documents, données ou informations, en dehors de ce qui lui est nécessaire pour l’exercice de ses fonctions.

Le Travailleur s’engage à respecter scrupuleusement cette obligation de secret, de confidentialité et de discrétion pendant toute la durée de son engagement, et dix ans après la rupture du présent contrat, quelle qu’en soit la cause.

Le Travailleur s’engage a fortiori à ne pas utiliser ces connaissances à son profit, et se déclare à cet effet lié par le secret professionnel le plus absolu.

Le Travailleur a pris connaissance à la signature du présent contrat, des pénalités encourues, notamment aux termes de l’article 162 du Code Pénal Suisse.

machines, discoveries, concepts, ideas, formulas, as well as any improvement thereof or change therein,

- Client lists,

whether present or future, of the Company, the Group and its affiliated companies as well as the clientele.

The Employee formally agrees not to use or disclose to anyone any such documents, data or information, except as absolutely required for the performance of his duties.

The Employee agrees to comply with this secrecy, confidentiality and discretion clause throughout the term of this contract and ten years after the termination thereof, whatever the cause thereof.

The Employee agrees additionally not to use such knowledge for his own profit, and states that he is bound for that purpose by utmost secrecy.

The Employee is aware upon executing this contract, of penalties incurred, including under section 162 of the Swiss Criminal Code.

6.
Dispositions diverses

Le Travailleur s’engage à faire connaître à la Société toute modification dans sa situation personnelle pouvant avoir des conséquences dans la gestion de son dossier social (adresse, situation familiale, etc.).

Le Travailleur reconnaît expressément que le présent Contrat annule et remplace toute offre d’emploi ou contrat de travail ou autre document contractuel signé antérieurement avec la Société,

6.
Various provisions

The Employee agrees to inform the Company of any change in his personal situation that could have consequences on the handling of his employee file (address, marital or family status, etc.).

The Employee formally recognises that this Contract supersedes any offer of employment, employment contract or other contractual

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

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2023.3.CH.V[1]	PAGE 12 OF 14

sa société mère ou l’une quelconque de ses sociétés affiliées.

Le Travailleur déclare formellement être libre de tout engagement vis-à-vis de tout autre Employeur, et notamment ne pas supporter d’obligation spécifique en matière de non-concurrence.

document previously signed with the Company, its parent company or any other affiliated company.

The Employee hereby formally states that he is free from any undertaking towards another employer, including from any specific non-competition duty.

7.
Lieu de juridiction

Le tribunal du domicile ou du siège du défendeur ou celui du lieu où le Travailleur exerce habituellement son activité professionnelle est compétent pour statuer sur les actions relevant du droit du travail (art. 34, al. 1, CPC). Est en outre compétent pour statuer sur les actions de Travailleurs relevant de la loi sur le service de l’emploi le tribunal du lieu de l’établissement commercial du bailleur de services avec lequel le contrat a été conclu (art. 34, al. 2, CPC).

Ce contrat est soumis exclusivement au droit matériel suisse, à l’exclusion de ses règles de conflit de droit.

7.
Place of jurisdiction and applicable law

The court of the place where the Employee usually carries out his/her work or the court of the place where the commercial establishment of the labour leasing company is situated (art. 34, al. 1, CPC) has jurisdiction over legal proceedings. The court of the place where the commercial establishment of the labour leasing company is situated (art. 34, al. 2, CPC) has jurisdiction over the legal proceedings brought by the Employee.

This agreement is subjected exclusively to Swiss substantive law to the exclusion of its conflict of law rules.

8.
Langue

La version définitive du présent contrat qui lie les Parties est la version française, la version anglaise de ce contrat n’étant fournie qu’à titre d’information. En cas de contradiction entre les versions française et anglaise, la version française prévaudra.

8.
Language

The definitive version of this contract that binds the Parties is the French language version, the English version being provided for information purposes only. In the event of a contradiction between the two versions, the French version shall prevail.

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

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2023.3.CH.V[1]	PAGE 13 OF 14

Lieu et date:	Place and date:
03 March 2025 | 05:25 PST	03 March 2025 | 05:25 PST
spain,	spain,
/s/Valentina Pedroso	/s/Valentina Pedroso
L’Employeur	The Employer
Globalization Partners Switzerland SA (Bailleur de services) Valentina Pedroso HR Operations Manager Lieu et date:	Globalization Partners Switzerland SA (Labour leasing company) Valentina Pedroso HR Operations Manager Place and date:
28 February 2025 | 06:49 PST	28 February 2025 | 06:49 PST
28 February 2025	28 February 2025

/s/Jeffrey Sevigny	/s/Jeffrey Sevigny
Le Travailleur:	The Employee:
Jeffrey Joseph Sevigny	Jeffrey Joseph Sevigny

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

HTTPS: / /G-P.COM

2023.3.CH.V[1]	PAGE 14 OF 14

Avenant au contrat de mise à disposition de travailleurs à titre principal (travail en régie)

entre

Globalization Partners Switzerland SA ("G-P")

Route de Frontenex 86 bis, 1208 Genève, Suisse

L’Employeur (bailleur de services)

et

Jeffrey Joseph Sevigny

[********************************************]

[********************************************]

Le Travailleur

***

Sauf exceptions prévues ci-après, les dispositions du contrat de mise à disposition de travailleurs à titre principal conclu avec le Travailleur le 03/03/2025 sont également applicables à cette mission.

Amendment to the main worker placement contract

between

Globalization Partners Switzerland SA ("G-P")

Route de Frontenex 86 bis, 1208 Genève, Switzerland

As Employer

and

Jeffrey Joseph Sevigny

[********************************************]

[********************************************]

As Employee

***

Except as set out below, the provisions of the main worker placement contract concluded with the Employee on the 03/03/2025 also applicable to this assignment.

La mission suivante est confiée au Travailleur:

Entreprise où a lieu la mission: Rapport Therapeutics

Lieu de mission : CH - Bureau à domicile

Contact et no de tél: Mackenzie Teren, mteren@rapportrx.com

Date de début de la mission: 03/03/2025

The following assignment is entrusted to the Employee:

Assignment company: Rapport Therapeutics

Place of assignment: CH - From home

Contact person and tel. no.: Mackenzie Teren, mteren@rapportrx.com

Start of assignment: 03/03/2025

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

HTTPS: / /G-P.COM

2023.3.CH.V[1]	PAGE 1 OF 3

Durée de la mission: 03/03/2025 – à durée indéterminée.

Indemnités:

Indemnité forfaitaire: CHF [*******] par mois.

Part variable: en plus de son Salaire de Base, le Salarié sera éligible au versement d’une rémunération variable qui sera calculée et versée selon le plan de prime tel que défini et mis en œuvre par le Client. Il est rappelé que le versement d’une rémunération variable au Salarié au titre d’une période spécifique n’entraîne pas un droit acquis au versement d’une rémunération variable pour les périodes ou années suivantes. Le montant et la périodicité de cette rémunération variable seront déterminés en fonction de la réalisation de certains objectifs par la Salariée, tels que définis au Plan de Rémunération Variable du Client.

La version définitive du présent avenant qui lie les Parties est la version française, la version anglaise de ce contrat n’étant fournie qu’à titre d’information. En cas de contradiction entre les versions française et anglaise, la version française prévaudra.

Duration of assignment: 03/03/2025 – Open ended.

Allowances:

General allowance: CHF [*******] per month.

Variable part: In addition to the Base Salary, the Employee is eligible to receive a variable remuneration calculated and paid in accordance with bonus plan established and implemented by the Client. It is recalled that the payment of a variable remuneration for a specific year does not create an acquired right for the payment to a variable remuneration for subsequent periods or years. The amount and periodicity of this variable remuneration will be determined in accordance with the achievement of objectives by the Employee as defined in the Client’s Variable Remuneration Plan.

The definitive version of this amendment that binds the Parties is the French language version, the English version being provided for information purposes only. In the event of a contradiction between the two versions, the French version shall prevail.

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

HTTPS: / /G-P.COM

2023.3.CH.V[1]	PAGE 2 OF 3

Lieu et date:	Place and date:
03 March 2025 | 05:25 PST	03 March 2025 | 05:25 PST
spain,	spain,
/s/Valentina Pedroso	/s/Valentina Pedroso
L’Employeur	The Employer
Globalization Partners Switzerland SA (Bailleur de services) Valentina Pedroso HR Operations Manager Lieu et date:	Globalization Partners Switzerland SA (Labour leasing company) Valentina Pedroso HR Operations Manager Place and date:
28 February 2025 | 06:49 PST	28 February 2025 | 06:49 PST
28/02/2025, Oberwil,	28/02/2025, Oberwil,

/s/Jeffrey Sevigny	/s/Jeffrey Sevigny
Le Travailleur:	The Employee:
Jeffrey Joseph Sevigny	Jeffrey Joseph Sevigny

GLOBALIZATION PARTNERS SWITZERLAND SA (“G-P”) ROUTE DE FRONTENEX 86BIS, 1208 GENEVE, SWITZERLAND

HTTPS: / /G-P.COM

2023.3.CH.V[1]	PAGE 3 OF 3